Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS FINANCIAL RESULTS FOR FISCAL 2012

Quarterly Net Sales Increased 10% to $55.9 Million

Quarterly New Order Sales Increased 22% to $11.5 Million

Quarterly Online Sales Increased 16% to $42.7 Million

Pompano Beach, Florida, May 7, 2012 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2012.  Net sales for the quarter ended March 31, 2012 were $55.9 million, compared to $50.9 million for the quarter ended March 31, 2011, an increase of 10%.  For the year ended March 31, 2012 net sales were $238.3 million, compared to $231.6 million for the year ended March 31, 2011, an increase of 3%.  Net income for the quarter ended March 31, 2012 was $4.0 million, or $0.20 diluted per share, compared to net income of $4.1 million, or $0.19 diluted per share, for the same quarter the prior year, an increase to earnings per share of 7%.  Net income was $16.7 million, or $0.80 diluted per share, for the year ended March 31, 2012, compared to net income of $20.9 million, or $0.92 diluted per share, for the year ended March 31, 2011, a decrease to earnings per share of 13%.  New order sales for the quarter ended March 31, 2012 were $11.5 million, compared to $9.4 million for the quarter ended March 31, 2011, an increase of 22%.  New order sales for the year ended March 31, 2012 were $51.3 million, compared to $47.3 million for the year ended March 31, 2011, an increase of 8%.  Reorder sales for the quarter ended March 31, 2012 were $44.4 million, compared to $41.5 million for the quarter ended March 31, 2011, an increase of 7%.  Reorder sales for the year ended March 31, 2012 were $187.0 million, compared to $184.3 million for the year ended March 31, 2011, an increase of 1%.

Menderes Akdag, President and CEO, commented: “We are pleased with the strong new and reorder growth in the quarter.  We acquired approximately 162,000 new customers during the fourth quarter compared to 130,000 during the same period a year ago, an increase of 25%, and for the year ended March 31, 2012, the Company acquired approximately 722,000 customers compared to 645,000 for the year ended March 31, 2011, an increase of 12%.  We are also pleased to report that our online sales increased 16% for the quarter ended March 31, 2012, and 8% for the year ended March 31, 2012.  Moving forward we will continue with an aggressive pricing strategy combined with increased advertising, while expanding our product offerings. During the fiscal year, we increased our quarterly dividends to $0.15 per share, an increase of 20%.  In accordance with our share repurchase program, we repurchased approximately 2.1 million shares paying approximately $23.7 million in fiscal 2012.“

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10 A.M. on May 07, 2012 until May 21, 2012 at 11:59 P.M.  To access the replay, call (800) 513-1175 (toll free) or (402) 344-6835 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2011.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	March 31,
	2012	2011

ASSETS

Current assets:
Cash and cash equivalents	$46,801	49,660
Short term investments - available for sale	10,347	10,116
Accounts receivable, less allowance for doubtful
accounts of $5 and $6, respectively	1,572	1,985
Inventories - finished goods	26,217	25,140
Prepaid expenses and other current assets	1,241	1,036
Deferred tax assets	1,230	1,003
Prepaid income taxes	199	664
Total current assets	87,607	89,604

Long term investments	-	12,390
Property and equipment, net	2,597	3,433
Intangible asset	860	860

Total assets	$91,064	106,287

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,619	6,452
Accrued expenses and other current liabilities	2,772	2,509
Total current liabilities	9,391	8,961

Deferred tax liabilities	492	321

Total liabilities:	9,883	9,282

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized;
3 convertible shares issued and outstanding with a
liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized;
20,338 and 22,331 shares issued and outstanding, respectively	20	22
Retained earnings	81,108	97,115
Accumulated other comprehensive gain (loss)	44	(141)

Total shareholders' equity	81,181	97,005

Total liabilities and shareholders' equity	$91,064	106,287

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2012	2011	2012	2011
	(UNAUDITED)
Sales	$55,924	50,910	238,250	231,642
Cost of sales	36,957	33,435	158,085	147,686

Gross profit	18,967	17,475	80,165	83,956

Operating expenses:
General and administrative	5,411	5,183	22,363	22,200
Advertising	6,916	5,497	30,369	27,357
Depreciation	365	352	1,411	1,375
Total operating expenses	12,692	11,032	54,143	50,932

Income from operations	6,275	6,443	26,022	33,024

Other income (expense):
Interest income, net	60	116	288	381
Other, net	(1)	(17)	61	(128)
Total other income (expense)	59	99	349	253

Income before provision for income taxes	6,334	6,542	26,371	33,277

Provision for income taxes	2,341	2,395	9,712	12,406

Net income	$3,993	4,147	16,659	20,871

Net income per common share:
Basic	$0.20	0.19	0.81	0.93
Diluted	$0.20	0.19	0.80	0.92

Weighted average number of common shares outstanding:
Basic	20,086	22,208	20,613	22,514
Diluted	20,176	22,309	20,708	22,643

Cash dividends declared per common share	$0.150	0.125	0.525	0.475

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Year Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$16,659	20,871
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,411	1,375
Share based compensation	2,246	2,171
Deferred income taxes	(56)	348
Bad debt expense	47	48
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	366	64
Inventories - finished goods	(1,077)	3,924
Prepaid income taxes	465	(335)
Prepaid expenses and other current assets	(205)	(426)
Accounts payable	297	1,964
Accrued expenses and other current liabilities	238	102
Net cash provided by operating activities	20,391	30,106

Cash flows from investing activities:
Net change in investments	12,344	(10,146)
Purchases of property and equipment	(705)	(667)
Purchases of intangible asset	-	(10)
Net cash provided by (used in) investing activities	11,639	(10,823)

Cash flows from financing activities:
Dividends paid	(10,964)	(10,727)
Purchases of treasury stock	(23,685)	(12,247)
Proceeds from the exercise of stock options	-	340
Tax adjustment related to stock compensation	(240)	(132)
Net cash used in financing activities	(34,889)	(22,766)

Net decrease in cash and cash equivalents	(2,859)	(3,483)
Cash and cash equivalents, at beginning of year	49,660	53,143

Cash and cash equivalents, at end of year	$46,801	49,660

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$9,543	12,578

Retirement of treasury stock	$23,685	12,247

Property and equipment purchases in accounts payable	$-	130

Dividends payable in accrued expenses	$168	143

Exhibit 99.1 Page 4 of 4